Exhibit 99.1

CHICAGO PIZZA & BREWERY, INC.

Certification of Co-Chief Executive Officers and Chief Financial Officer
Required by Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report Chicago Pizza & Brewery, Inc. (the “Company”) on Form 10-Q for the quarter ended March 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Paul A. Motenko and Jeremiah J. Hennessy, Co-Chief Executive Officers of the Company and C. Douglas Mitchell, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, each of the undersigned has signed this Certification as of this April 29, 2003.

/s/ PAUL A. MOTENKO	/s/ JEREMIAH J. HENNESSY	/s/ C. DOUGLAS MITCHELL
Paul A. Motenko	Jeremiah J. Hennessy	C. Douglas Mitchell
Chairman of the Board of Directors, Co-Chief Executive Officer, Vice President and Secretary	Director, Co-Chief Executive Officer and President	Chief Financial Officer